UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020 (March 31, 2020)

Cornerstone Building Brands, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway	Suite 400	Cary	NC	27513

(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $.01 par value per share	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On April 1, 2020, Cornerstone Buildings Brands, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the Company's business update and actions taken in response to the COVID-19 pandemic. A copy of the Press Release is attached as Exhibit 99.1.
The information in this Item 2.02 and in Exhibit 99.1 which is attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously disclosed, on November 16, 2018, the Company became party to (i) an ABL credit agreement, by and among the Company, as parent borrower, the subsidiary borrowers from time to time party thereto, UBS AG, Stamford Branch, as administrative agent and collateral agent, and the several banks and other financial institutions from time to time party thereto (the “ABL Credit Agreement”), which currently provides for a $611.0 million asset-based revolving credit facility (the “ABL Facility”), consisting of an approximately $483.7 million U.S. sub-facility and an approximately $127.3 million Canadian sub-facility; and (ii) a cash flow credit agreement, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the several banks and other financial institutions from time to time party thereto (the “Cash Flow Credit Agreement”), which currently provides for (a) a $2,560.0 million term loan facility and (b) a $115.0 million cash flow-based revolving credit facility (the “Cash Flow Revolver”). The material terms of the ABL Credit Agreement, ABL Facility, Cash Flow Credit Agreement and Cash Flow Revolver, together with all amendments thereto, are disclosed in, and copies of each are filed as an exhibit to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 3, 2020.
On March 31, 2020, the Company borrowed (i) $145.0 million under the ABL Facility, resulting in approximately $415.0 million outstanding under the ABL Facility and (ii) $115.0 million under the Cash Flow Revolver, resulting in $115.0 million outstanding under the Cash Flow Revolver. The Company increased its borrowings under the ABL Facility and drew down the full amount under the Cash Flow Revolver as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 pandemic. The draw-down proceeds from the March 31, 2020 borrowings under the ABL Facility and Cash Flow Revolver will be held on the Company’s balance sheet. Borrowings under each of the ABL Facility and the Cash Flow Revolver mature on April 12, 2023.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 1, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Brian P. Boyle
	Name:	Brian P. Boyle
	Title:	Chief Accounting Officer and Treasurer

Date: April 1, 2020